Exhibit 99.1

Press Release
August 29, 2006

6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Adopts Program to Repurchase Up to 5 Million Shares of Stock

Reaffirms Third Quarter and Provides Fourth Quarter 2006 Earnings Guidance

FORT WAYNE, INDIANA, August 29, 2006 — Steel Dynamics, Inc. (NASDAQ: STLD) today announced that its Board of Directors has authorized the Company to buy back up to 5,000,000 shares of its common stock, or approximately 10% of the current shares outstanding.  Since September 2004, the Company has repurchased 7.5 million shares of its common stock.

The Company also reaffirmed its third quarter 2006 earnings guidance of $2.05 to $2.15 per diluted share and stated that its fourth quarter earnings are now expected to also be in the range of $2.05 to $2.15 per diluted share, based upon its market outlook for the remainder of the year. The Company does not expect the strike in West Virginia to have a material impact on its financial performance.

“This buyback program — our third in three years — reflects Steel Dynamics’ ongoing commitment to deliver tangible value to our stockholders as we pursue our growth strategy,” said Keith E. Busse, Steel Dynamics’ President and Chief Executive Officer. “Today’s announcement underscores the confidence our Board and management have in our ability to continue generating strong free cash flows that will allow us to invest in our future growth and return capital to our stockholders. Going forward, we believe our solid balance sheet and healthy long-term financial outlook will give us the flexibility to continue generating solid organic growth and take advantage of attractive opportunities that may arise.”

Under the Company’s new buyback program, purchases are to take place as and when determined by the Company from time to time, in open market or private transactions, including transactions that may be effected pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Pursuant to this new program, purchases of shares of the Company’s common stock will be made based upon the market price of the Company’s stock, the nature of other investment opportunities or growth projects presented to the Company, the Company’s cash flows from operations, and general economic conditions.  The new share buyback program does not require the Company to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Company at any time without prior notice.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding future earnings, the availability of the Company’s cash flows, debt capacity, long-term growth objectives, intention to repurchase shares, and the source or availability of funding for the Company’s buyback program. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are identified in the Company’s Annual Report on Form 10-K and most recent quarterly and periodic reports filed with the Securities and Exchange Commission, and which could cause actual results to differ materially from those which are anticipated. These reports are available publicly on the SEC’s Web site, www.sec.gov, and on the Company’s Web site, www.steeldynamics.com

Forward-looking or predictive statements we make reflect our beliefs as of the date on which the statements were made based on our knowledge of our businesses and the environment in which they operate as of such date. Due to the foregoing risks and uncertainties, as well as other matters beyond our control which can affect forward looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:	Fred Warner, Investor Relations Manager, (260) 969-3564
f.warner@steeldynamics.com